EXHIBIT 16


December 4, 2006


Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549


Re:      Proteo, Inc.
         Commission File No. 000-32849


We have read the statements that Proteo, Inc. has included in Item 4.01 of the Form 8-K filed on December 4, 2006. We agree with such statements made insofar as they relate to our Firm.

Sincerely,

/s/ Squar, Milner, Miranda & Williamson, LLP


Newport Beach, California